UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 26, 2012, D.R. Horton, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered: (1) the election of six director nominees named in the Company’s proxy statement, (2) an advisory vote on executive compensation, (3) the frequency of future advisory votes on executive compensation, and (4) the ratification of the appointment of PriceWaterhouseCoopers LLC as the Company’s independent registered public accounting firm for fiscal 2012. There were 316,325,724 shares of Common Stock eligible to be voted at this meeting and there were 284,826,718 shares of Common Stock represented in person or by proxy. The Annual Meeting voting results of the four listed matters were as follows:

(1). Proposal One: Election of Directors. Stockholders elected each of the following nominees as a director to hold office until the 2013 Annual Meeting and until his successor is duly elected and qualified based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
Donald R. Horton	256,615,183	7,692,826	61,718	20,456,991
Bradley S. Anderson	259,089,769	5,217,768	62,190	20,456,991
Michael R. Buchanan	262,159,151	2,152,873	57,703	20,456,991
Michael W. Hewatt	262,638,400	1,674,341	56,986	20,456,991
Bob G. Scott	262,755,402	1,554,940	59,385	20,456,991
Donald J. Tomnitz	259,465,140	4,834,204	70,383	20,456,991

(2). Proposal Two: Advisory vote on executive compensation. Stockholders approved the Company’s 2012 executive compensation package, based on the following votes.

For	Against	Abstain	Broker Non-Votes
262,085,502	1,865,426	418,799	20,456,991

(3). Proposal Three: Frequency of future advisory votes on executive compensation. Stockholders approved an annual advisory vote on executive compensation package, based on the following votes.

One Year	Two Years	Three Years	Abstain
233,018,530	189,820	30,781,397	379,980

(4). Proposal Four: Ratify the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm. Stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 based on the following votes.

For	Against	Abstain
284,552,448	170,583	103,687

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: January 31, 2012	By:	/S/ BILL W. WHEAT
Bill W. Wheat Executive Vice President and Chief Financial Officer

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